EXHIBIT 10.13

                               HELIX BIOCORE, INC.

                                 SELF-INSURANCE
                                 TRUST AGREEMENT

         This Agreement is made as of this 28th day of February, 1991, by and between Helix BioCore, Inc. a Minnesota corporation ("HBI") and Richfield Bank & Trust Co.
("Trustee").

         WHEREAS, HBI desires to indemnify its past and present directors and officers, as listed on Exhibit A (the "Beneficiaries"), against liability claims and expenses which they may become obligated to pay as a result of wrongful acts or omissions or alleged wrongful acts or omissions arising out of duties which they performed for HBI in their official capacity; and

         WHEREAS, as of the effective date of this Agreement, commercial insurance coverage is prohibitively expensive and inadequate; and

         WHEREAS, qualified directors and officers would be unwilling to serve in such capacities without adequate assurances of protection from such claims; and

         WHEREAS, HBI desires to contribute to a trust fund assets sufficient to pay all expenses incurred in investigating, settling and defending against such claims and amounts due from such claims or to use such funds to purchase insurance to provide protection against said claims and expenses arising therefrom for the Beneficiaries; and

         WHEREAS, the Trustee is willing to receive and to hold such assets in trust in accordance with the terms and conditions of this Agreement;

         THEREFORE, the parties agree as follows:

                                    ARTICLE I

                             ESTABLISHMENT OF TRUST

         1.1 Purpose of Trust. HBI hereby establishes this Trust for the purposes of (a) indemnifying Beneficiaries in accordance with, and to the fullest extent permissible under, the provisions of the Minnesota Business Corporation Act, as it may from time to time be amended, and (b) paying officers and directors liability insurance premiums, and hereby delivers to the Trustee the sum of $200,000, to be held in a fund (the "Trust Fund") for the benefit of the Beneficiaries in accordance with the terms of this Trust Agreement. HBI may deliver additional funds to the Trustee from time to time to be similarly held.

         1.2 Initial Contribution. The Trustee acknowledges receipt of the initial $200,000 contribution and agrees to hold, invest and reinvest such assets as HBI may from time to time pay over, together with any income and earnings thereon, in trust for the purposes stated herein in accordance with the terms and conditions of this Agreement.

         1.3 Contract Rights. The rights of the Beneficiaries under this Trust are contract rights based upon good and valuable consideration and shall be enforceable the same as if the provisions hereof were set forth in a separate written contract between HBI and each Beneficiary. It is expressly intended that the indemnification provided hereunder shall extend to derivative actions against officers or directors that otherwise qualify for indemnification pursuant to the Minnesota Business Corporation Act.

                                    ARTICLE 2

                                     CONSENT

         2.1 Consent Defined. Wherever Consent is required in this Agreement, Consent shall be defined as follows:

               (a) HBI shall obtain a majority vote, approving the proposed action, of each of two classes of Beneficiaries, namely, current directors and officers of HBI (Class 1) and past directors and officers of HBI (Class 2).

               (b) The following Beneficiaries shall be excluded from such classes and shall not be entitled to vote under this
                    Article:

                    (i) Heirs and personal representatives of deceased officers and directors;

                    (ii) Mentally incompetent Beneficiaries;

                    (iii) Beneficiaries who cannot be located through the notice procedures described in Section 8.7 and after additional reasonable efforts;

                    (iv) Beneficiaries who do not respond to a notice requesting Consent by the time designated in the notice; and

                    (v) If payment of a claim is involved, a Beneficiary on whose behalf the claim would be paid.

               (c) Class 2 shall not be entitled to vote on any Consent issues until it contains at least 5 members, after the exclusions in (b) above

         2.2 Notice. HBI, when seeking Consent as required in this Agreement, shall notify all Beneficiaries eligible to vote, in accordance with Section 8.7, providing said Beneficiaries with a reasonable time in which to respond. The Beneficiaries shall respond with notice of approval or disapproval within the time limits set out in the notice.

         2.3 Certificate of Consent. HBI shall promptly certify to the receipt or non-receipt of such Consent upon written request of any party to this Trust Agreement.

                                    ARTICLE 3

                                  BENEFICIARIES

         3.1 Date of Coverage. New directors and officers of HBI shall become Beneficiaries under this Trust Agreement and shall be listed on Schedule A upon election as a director or officer of HBI. Beneficiary status shall last for the duration of the Trust Agreement unless a Beneficiary elects out, in accordance with Section 3.3 below.

         3.2 Heirs and Representatives of Beneficiaries. The term Beneficiary shall include heirs and representatives of deceased past directors and officers against whom claims have been brought for wrongful acts or omissions arising out of official duties performed for HBI.

         3.3 Election Out of Coverage. Any past or present officer or director may elect to not become a Beneficiary under this Trust Agreement. Written notice of election out of Beneficiary status shall be delivered to the Trustee and to HBI and shall be effective upon receipt of such notice by the Trustee.

         3.4 Process of Indemnification. A Beneficiary seeking indemnification under this Agreement shall submit to HBI a certificate containing the following information:

               (a) a description of the nature of the claim for which a right to receive payments hereunder is asserted and the identity of the persons who have made or threatened the claim;

               (b) copies of all papers served on the Beneficiary in connection with the claim;

               (c) a written undertaking satisfactory to HBI to repay to the Trust any amounts paid or applied to or for the use of the Beneficiary pursuant to this Trust in the event a determination is made by the Trustee that under applicable law payments to the Beneficiary are not lawful and proper in the circumstances; and

               (d) a written undertaking satisfactory to HBI to keep HBI fully informed of the progress of the claim and to deliver promptly to HBI copies of all pleadings and other material documents in relation to the proceeding.

         3.5 Certificate and Payment of Claim. A certificate delivered pursuant to Section 3.4 shall be approved or disapproved in accordance with paragraph 5.1(c) and, if approved, paid in accordance with paragraphs 4.1(d), (e) and (f).

                                    ARTICLE 4

                          DUTIES AND POWERS OF TRUSTEE

         4.1 Trustee Duties.

               (a) General Duty. To discharge the duties with respect to this Trust solely in accordance with the terms and conditions of this Trust Agreement for the purposes of indemnifying Beneficiaries in accordance with the standards set out in this Trust Agreement and paying directors and officers liability insurance premiums.

               (b) Establishment of Trust Fund. To establish a fund from which to pay amounts described in (a). The Trustee shall deposit in said fund all cash, cash equivalents such as certificates of deposit and marketable government securities, and notes contributed thereto by HBI.

               (c) Investment. To invest and reinvest the trust funds only in Authorized Investments. "Authorized Investments" shall consist only of the following:

                    (i) Obligations issued or guaranteed by the United States Government, including obligations issued by its agencies or by its instrumentalities;

                    (ii) Obligations (such as time deposits, Euro dollar time
                         deposits, letters of credit, certificates of deposit, and bankers' acceptances) of commercial banks, savings banks and savings and loan institutions participating in the FDIC or FSLIC and organized under and regulated by the United States Government and/or the State of Minnesota, including the Trustee itself, and provided that total principal and accrued income invested in any such obligation shall at no time exceed the insured limit of such obligation;

                    (iii) Money market funds whose funds are solely invested in obligations described in paragraph (i) or (ii) above;

                    (iv) In exercising its investment authority with respect to the Authorized Investments listed above, the Trustee shall consider safety of principal, ready marketability and interest yields (in that order) and may make purchases and sales of investments through its own bond department.

               (d) Payment of Claims. To pay amounts from the Trust Fund, consistent with the purposes stated in paragraph 1.1 as follows: Upon receipt of a written notice of approval of a claim by HBI or the arbitrator specified in Section 5.1(c) of this Trust Agreement, the Trustee shall pay to the Beneficiary from the Trust Fund the amount specified in the written notice. In the event that the amount of cash held in the Trust Fund is insufficient to make any payment required pursuant to this Trust Agreement, the Trustee shall sell investments in the Trust Fund so that the cash in the Trust Fund is sufficient to make such payments.

               (e) Notification of Insufficient Assets. If the Trustee is instructed, in accordance with Section 4.1(d), to pay claims and the assets in the Trust Fund are insufficient to pay all of such claims, the Trustee shall immediately give written notice to HBI and to the Beneficiary or Beneficiaries whose claims are unpaid, of its inability to pay. HBI shall respond to such notification in accordance with subparagraph 5.2(a).

               (f) Priority of Claims. If the Trustee has two or more claims and insufficient assets in the Trust Fund to satisfy all claims, then the Trustee shall pay the claims according to written instructions drafted by an authorized representative of HBI, approved in accordance with the Consent procedures described in Article 2. If no agreement is reached, the priority of claims and division of funds in the Trust shall be submitted to binding arbitration in accordance with the Commercial Arbitration Rules of the American Arbitration Association, as then in effect, with instructions for the arbitrator to make a decision based on the following factors. First, the arbitrator shall determine if any Beneficiary has significantly greater culpability for the underlying loss and, if so, such Beneficiary's claim shall be the first to be reduced. If there still is insufficient assets or there is a determination that no beneficiary had significantly greater culpability, the reduction shall be pro rata in accordance with each of the remaining Beneficiary's loss. The decision of the arbitrator shall be binding and conclusive on the parties and HBI shall pay the costs of the arbitration, not including the costs of counsel for the Beneficiaries.

               (g) Payment of Insurance Premiums. Provided HBI obtains Consent, the Trustee shall pay directors and officers liability insurance premiums to a commercial insurer selected by HBI in accordance with instructions from an authorized representative of HBI.

               (h) Recordkeeping. The Trustee shall keep accurate records of the operation of the Trust, including instructions to the Trustee from HBI as to payments to be made from the Trust, which shall be available for inspection during regular business hours at the principal office of the Trustee by authorized representatives of HBI or by any Beneficiary. The Trustee shall not be responsible for keeping records of claims information submitted by Beneficiaries; such records shall be maintained by HBI, as provided in Section 5.1(d).

               (i) Accounting. No later than 60 days after the end of each calendar year (which is the fiscal year of the Trust and of HBI) and after the end of each quarter therein, to forward a financial statement to HBI stating the balance in the Trust Fund at the beginning and end of the period, current period contributions, investments and reinvestments, activities of the Trust, the amount and nature of all payments including final payments and those for claims management, legal expenses, claims paid and the like, together with the Trust Fund balance. The first financial statement will be for that portion of the calendar quarter year extending from the date of establishment of the Trust to the following March 31st. The Trustee shall make such statements available for review by any Beneficiary listed on Schedule A or a legal representative thereof, upon advance written notice to the Trustee and during the Trustee's regular business hours.

         4.2 Trustee Powers.

               (a) Exclusive Duties. The provisions of this Agreement set forth exclusively the duties of the Trustee with respect to any and all matters pertinent hereto and no implied duties or obligations shall be read into this Trust Agreement against the Trustee.

               (b) Indemnity. The Trustee shall be indemnified and held harmless by HBI against any and all costs, liabilities and expenses (including expenses of litigation and counsel fees) incurred by it with respect to payments made by reason of any action or omission to act by the Trustee in good faith under this Trust Agreement or otherwise incurred in good faith by the Trustee, except such as arise from the negligence or misconduct of the Trustee. The Trustee shall be under no obligation to institute or defend any action, suit or proceeding in connection with this Trust Agreement unless first indemnified to its satisfaction. The Trustee may consult counsel in respect of any question arising under this Agreement and the Trustee shall not be liable for any action taken or omitted in good faith upon advice of such counsel.

               (c) Reliance. The Trustee may conclusively rely upon and be protected in acting upon any statement, certificate, notice, request, consent, order or other document believed by it to be genuine and to have been signed or presented by the proper party or parties.

               (d) To Employ Agents and Attorneys. The Trustee may select and employ or retain such agents or attorneys as the Trustee from time to time may deem necessary or advisable in connection with the management and operation of the Trust herein created, and pay the reasonable fees, commissions, or salaries incurred on account thereof as an expense of administration of the Trust.

               (e) Compensation. The Trustee shall receive an annual administrative fee of two hundred fifty dollars ($250) plus seven-tenths of one percent (.7%) of the Trust assets, valued as of December 31 of each year. Said fees shall be paid by HBI or if HBI fails to so pay, said fee shall be chargeable to, and constitute a direct charge against, the Trust Fund. Fee schedules are subject to annual review and adjustment, reasonably acceptable to both parties.

                                    ARTICLE 5

                            DUTIES AND POWERS OF HBI

         5.1 HBI Duties.

               (a) Funding. HBI shall, contemporaneously with the execution of this Agreement and in accordance with the Assignment (Exhibit B), transfer to the Trustee $200,000 in cash, cash equivalents or securities, as the initial funding of the Trust. HBI in its discretion may make additional periodic contributions of cash, cash equivalents or securities to the Trust. Each such contribution shall be accompanied by an Assignment (Exhibit B).

               (b) Notification of Potential Claims. HBI shall notify the Trustee of any potential claims by Beneficiaries as soon as it is aware of such potential claims.

               (c) Approval and Certification of Claims. The Board of Directors of HBI shall appoint (1) a member or committee of said Board (not including any director making a claim) or (2) special independent legal counsel, to approve and certify claims of certifying Beneficiaries pursuant to the provisions of this Trust Agreement. Written notice of approval or denial of each claim shall be given to the Beneficiary within 30 days of receipt of the claim. If such appointed representative rejects a claim as not within the indemnification provisions of this Trust Agreement, the claimant may request in writing, within 30 days of such denial, arbitration of the claim as follows: The American Arbitration Association shall be asked to appoint an arbitrator to rule on the matter in accordance with its Commercial Arbitration Rules, as then in effect. The decision of the Arbitrator shall be binding and conclusive upon the parties and HBI shall pay the costs of the arbitration, not including any costs of counsel for the Beneficiary, unless the Beneficiary is successful in the arbitration.

               (d) Recordkeeping. HBI shall maintain records of all claims data submitted by Beneficiaries for payment and shall make such data available for inspection during regular business hours by any Beneficiary.

               (e) Authorized Representatives. HBI shall provide the Trustee with a list of authorized representatives empowered to instruct the Trustee as to all matters listed herein which require instructions from an authorized representative of HBI.

               (f) Accounting. HBI shall provide the Trustee's year end accounting statement to each Beneficiary and shall make all accountings available for review by any Beneficiary or by such Beneficiary's legal representative, upon advance written notice to HBI and during HBI's regular business hours.

         5.2 HBI Powers.

               (a) Insufficient Assets. Upon receipt of Notification of Insufficient Assets by the Trustee in accordance with subparagraph 4.1(e), HBI shall have the option to:

                    (i) Pay all or a portion of outstanding claims and contribute a sum to the Trust Fund sufficient to enable the Trust to continue in operation; or

                    (ii) Pay all or a portion of outstanding claims and terminate the Trust according to the procedures set out in paragraph 7.1(b); or

                    (iii) Seek payment from any insurer whose policy might cover said claims; or

                    (iv) If it is unable to satisfy the claims under (i), (ii) or (iii), not pay the claims and terminate the Trust in accordance with paragraph 7.1(a).

               (b) Insurance. Provided it has obtained Consent, HBI may direct the Trustee to pay insurance premiums to a commercial insurer for directors and officers liability insurance premiums in accordance with subparagraph 4.1(g).

                                    ARTICLE 6

                        RESIGNATION OR REMOVAL OF TRUSTEE

         6.1 Resignation. The Trustee may resign from this Trust Agreement, and thereby become discharged from the obligations hereby created other than its duty to account, by notice in writing given to HBI no less than 60 days before such resignation is to take effect, but such resignation shall take effect immediately upon the substitution of a new trustee hereunder if such new trustee shall be substituted before the time indicated by such notice and shall then accept in writing the obligations thereof. If a successor trustee is not appointed within said 60 days, the Trustee may petition any court of competent jurisdiction to appoint a successor.

         6.2 Removal. HBI may at any time, with Consent, remove the Trustee by giving written notice to the Trustee, to be effective upon the substitution of a new trustee hereunder. Such substitution, as evidenced by the written acceptance of the successor trustee, shall occur no later than 60 days from the date of notice of removal.

         6.3 Successor Trustee Appointment. If, at any time hereafter the Trustee shall resign, be removed, be dissolved or otherwise become incapable of acting, or the bank or trust company acting as Trustee shall be taken over by any governmental official, agency, department or board, the position of the trustee shall thereupon become vacant. If the position of trustee shall become vacant for any of the foregoing reasons or for any other reason, HBI shall appoint a successor trustee to fill such vacancy, with Consent. Upon substitution of the Trustee, a statement of accounts shall be rendered by the Trustee to HBI.

         6.4 Obligations on Change of Trustee. Every successor trustee appointed hereunder shall execute, acknowledge and deliver to its predecessor and to HBI an instrument in writing accepting such appointment hereunder, and thereupon such successor trustee, without any further act, shall become fully vested with all the rights, immunities, and powers, and subject to all of the duties and obligations, of its predecessor; but such predecessor shall, nevertheless, on the written request of its successor, and upon payment of the expenses, charges and other disbursements of such predecessor which are payable pursuant hereto, execute and deliver an instrument transferring to such successor trustee all the rights, immunities and powers of such predecessor hereunder; and every predecessor trustee shall deliver all property and monies held by it hereunder to its successor. Should any instrument in writing from HBI be required by any successor for more fully and certainly vesting in such trustee the rights, immunities and powers hereby vested or intended to be vested in the predecessor trustee, any such instrument in writing shall and will, on request, be executed, acknowledged and delivered by HBI.

                                    ARTICLE 7

                  EXTENSION, AMENDMENT AND TERMINATION OF TRUST

         7.1 Extension, Amendment and Termination. Except as set forth in subparagraphs (a), (b) and (c) below, this Trust Agreement shall be irrevocable, including, without limitation, by HBI.

         (a) Extension. The Trust term may be extended by HBI with Consent, provided, however, that the Trust term shall not be extended beyond 21 years after the death of the last surviving director or officer serving as of the date of this Agreement.

         (b) Amendment. The Trust Agreement may be amended by HBI, with the consent of two-thirds of each class of Beneficiaries described in paragraph 2.1(a), if needed at any time to bring it into compliance with any applicable statutory or case law or governmental regulations.

         (c) Termination. This Trust Agreement may be terminated in accordance with the provisions of this subparagraph.

                  (i) The Trust may be terminated at any time for the following reasons:

                        (A) HBI is dissolved or liquidated as a corporate entity; or

                        (B) Less than $50,000 in funds remains in the Trust and HBI does not intend to further fund the Trust; or

                        (C) There is a Change in Control of HBI defined as follows:

                              (1) For purposes of this Article, "Change in Control" shall mean a change in control which would be required to be reported in response to item 5(f) on Schedule 14A of Regulation 14A promulgated under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), whether or not HBI is then subject to such reporting requirement, including, without limitation, if:

                                    (I)      Any "person" (as such term is used
                                             in Sections 13(d) and 14(d) of the
                                             Exchange Act) becomes a "beneficial
                                             owner" (as defined in Rule 13d-3
                                             under the Exchange Act), directly
                                             or indirectly, of securities of HBI
                                             representing 30% or more of the
                                             combined voting power of HBI's then
                                             outstanding securities; or

                                    (II)     There ceases to be a majority of
                                             the Board of Directors comprised of
                                             individuals described in (III)
                                             below.

                                    (III)    For purposes of this subsection
                                             (1), "Board of Directors" shall
                                             mean: (A) individuals who on the
                                             effective date hereof constituted
                                             the Board of HBI; and (B) any new
                                             director who subsequently was
                                             elected or nominated for election
                                             by a majority of the directors who
                                             held such office immediately prior
                                             to a Change in Control.

                             (2)    Change in Control shall also mean the
                                    commencement of any insolvency proceeding by or against HBI including the appointment of a receiver.

                (ii) The Trust may be terminated for a reason listed in (i) in accordance with the following rules:

                         (A) If the Trust Fund contains less than $50,000 in assets or if HBI is able to obtain liability insurance for directors and officers covering all acts up to the date of termination for six years following termination, HBI may terminate the Trust, provided it has obtained Consent. HBI shall give 60 days advance written notice of termination to the Trustee and to all Beneficiaries.

                         (B) If Trust Fund assets total $50,000 or more, the Trust shall go into frozen status for six years. HBI shall give 60 days advance written notice of frozen status to the Trustee and to all Beneficiaries. Frozen status shall mean that no new Beneficiaries will be added to Exhibit A. During the six-year frozen status period, the Trustee will pay duly certified claims which are based upon acts or omissions occurring both prior and subsequent to the date of notice of frozen status. At such time as the Trust Fund is depleted of all assets, the Trust shall terminate, even if prior to the expiration of the six-year period.

                (iii) If this Trust Agreement has not terminated in accordance with (i) and (ii) above by December 31, 2000, or if the Trust term has not been extended in accordance with paragraph 7.1(a), then the following rules shall apply:

                        (A) If the Trust Fund contains less than $50,000 in assets as of December 31, 2000 or HBI obtains Consent, then HBI may terminate the Trust as of December 31, 2000, upon 60 days advance written notice to all Beneficiaries and to the Trustee.

                        (B) If Trust Fund assets total $50,000 or more as of December 31, 2000, the Trust shall go into frozen status for six years as described in subsection (ii) (B) above.

                (iv) Upon termination of this Trust Agreement, any assets remaining in the Trust Fund shall be distributed in the following order of priority:

                        (A)     To HBI; or

                        (B) If HBI is in voluntary or involuntary bankruptcy as of that date, to the trustee in bankruptcy; or

                        (C) If HBI shall have ceased to exist, then to the successor thereto, or, if more than one successor, then pro rata among such successors; or

                        (D) If there is no successor thereto, then to the HBI shareholders of record as of the date of notice of termination or notice of frozen status, whichever is applicable.

                        (E) If there are no shareholders, then to the State of Minnesota.

                                    ARTICLE 8

                                  MISCELLANEOUS

         8.1 Spendthrift Provision. The Trust principal and income shall not be applied (a) to discharge the debts of HBI under any circumstances except as specifically provided in this Trust Agreement to satisfy HBI's obligation to indemnify its officers and directors, or (b) to discharge the debts of any Beneficiary, except as specifically provided in this Agreement. No Beneficiary shall have any power to sell, assign, transfer, encumber or in any other manner to anticipate or dispose of his or her interest in the Trust, or the income produced thereby, before distribution by the Trustee to said Beneficiary. Any distribution from the Trustee to a Beneficiary shall be used to satisfy the claims of creditors specified in the corresponding certificate submitted to the Trustee by the Beneficiary. HBI shall have no power to sell, assign, transfer, encumber or otherwise dispose of any Trust principal or interest, and no creditor of HBI shall have any right to or claim against Trust income or principal.

         8.2 Binding Effect. This Trust shall be binding upon and inure to the benefit of the heirs, personal representatives, successors and assigns of all parties hereto.

         8.3 Representations. No representations or warranties have been made by or shall be implied against or as to any party with respect to the facts or transactions upon which this Trust Agreement is based. The Trustee is and shall be independent.

         8.4 Partial Invalidity. The invalidity or unenforceability of any provision of this Trust Agreement shall not affect the validity or enforceability of any other provision of this Trust Agreement, which shall remain in full force and effect.

         8.5 Construction. Nothing in this Trust Agreement shall be construed to eliminate or modify the indemnification requirements of Minnesota law.

         8.6 Complete Agreement. This Trust Agreement constitutes the entire understanding between the parties hereto with respect to the subject matter hereof, and no agreements or representations, verbal or otherwise, express or implied, other than those set forth expressly in this Trust Agreement have been made by any party hereto with respect to the subject matter hereof.

         8.7 Notice. All certificates, notices, requests for Consent and otherwise, demands, instructions to the Trustee and other communications hereunder shall be in writing and shall be deemed to have been duly given if addressed and delivered or deposited in the United States mails by certified mail, return receipt requested, postage prepaid, to the parties as follows:

                           Helix BioCore, Inc.
                           3905 Annapolis Lane
                           Plymouth, Minnesota 55447
                           Attention: Chief Executive Officer

                           Richfield Bank & Trust Co.
                           6625 Lyndale Avenue South
                           Richfield, Minnesota 55423
                           Attention: Trust Department

         8.8 Governing Law. This Trust Agreement shall be governed by, and construed in accordance with, the laws of the State of Minnesota.

         8.9 Execution. This Trust Agreement is executed in multiple copies, each copy being an original counterpart and shall be deemed one and the same instrument.

         IN WITNESS WHEREOF, the Trustee and HBI have caused this Trust Agreement to be signed as of the date and year first above written.

                                       HELIX BIOCORE, INC.


                                       By: /S/ M.A. Villafana

                                       Its: Chairman and CEO

                                       RICHFIELD BANK & TRUST CO.


                                       By: /S/ Daniel E. Caswell

                                       Its: Trust Officer





                                                                       EXHIBIT A

NAMES AND ADDRESSES OF PAST AND PRESENT DIRECTORS AND OFFICERS

Manuel A. Villafana                        James F, Lyons
1482 Hunter Drive                          1179 West Burke Avenue
Medina, MN 55391                           Roseville, MN 55113

Richard W. Kramp
1285 Karth Lake Circle
Arden Hills, MN 55112

Charles F. Cuddihy, Jr.
16993 Chilton Hill Road
Minnetonka, MN 55345

John S. Salstrom
1250 W. Minnehaha Parkway
Minneapolis, MN 55419

John R. Holroyd
6905 Limerick Lane S.
Edina, MN 55435

Niguel O. Villarejos
1749 N. Farm Road
Long Lake, MN 55356

John H. Junghauer
12122 Everton Avenue N.
White Bear Lake, MN 55110

Howard C. Root
4128 Beard Avenue South
Minneapolis, MN 55410

Thierry Hermann
Fournitures Hospitalieres
Z.A. de Mulhouse-Heimabrunn
B.P. 9
68990 Heimsbrunn
FRANCE

David L. Boehnen
71 Otis Lane
St. Paul, MN 55104

Frank H. Voigt
5036 Belmont Avenue South
Minneapolis, MN 55419

Joel D. Hixson
225 Forest View Lane
Plymouth, MN 55441




                                                                       EXHIBIT B

                                   ASSIGNMENT

         Helix BioCore, Inc., a Minnesota corporation ("HBI") hereby transfers to Richfield Bank & Trust Co. (the "Trustee") the sum of Two Hundred Thousand Dollars ($200,000) to be held by the Trustee pursuant to the Helix BioCore, Inc. Self-Insurance Trust Agreement dated February 28, 1991 (the "Trust Agreement"). The Trustee undertakes to hold and invest the funds transferred hereby in accordance with the terms of the Trust Agreement and to keep such funds separate and free from any claim, interests or judgments of the Trustee or any person claiming an interest through the Trustee.

Dated:     March 18, 1991               HELIX BIOCORE, INC.


                                        By: /S/ Howard C Root

                                        Its: Secretary and General Counsel


                                        RICHFIELD BANK & TRUST CO.


                                        By: /S/ Daniel E. Caswell

                                        Its: Trust Ofiicer